Exhibit 99.1

Virpax Pharmaceuticals Announces CFO Transition

BERWYN, PA, June 20, 2023 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and viral barrier indications, today announced the appointment of Vinay Shah as Chief Financial Officer effective June 20, 2023. Mr. Shah succeeds Christopher Chipman who has resigned to pursue other opportunities.

“We are pleased to welcome Vinay to Virpax Pharmaceuticals. He is a seasoned executive and has extensive financial experience in the biopharmaceutical sector which we believe will be a great asset to the team,” stated Anthony P. Mack, Chairman and CEO of Virpax.

Mr. Shah joins Virpax from Aravive, Inc., a clinical stage biotech company, where he served for five years as the Chief Financial Officer. Prior to Aravive, he was with Pacira Pharmaceuticals, Inc. for nine years in financial positions of increasing responsibilities. Mr. Shah has over 30 years of financial experience, successfully establishing financial functions, participating in licensing and M&A transactions, and engaging in fund raising activities. He received his BA degree form Ranchi University in India and his MBA from Arizona State University in finance.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET)) to develop two other product candidates. PES200 is a product candidate being developed to manage post-traumatic stress disorder (PTSD) and NobrXiol™ is a product candidate being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax recently acquired global rights to NobrXiol. Virpax is also seeking approval of two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms and include statements regarding the expected contributions to be made by Mr. Shah. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors, including the ability of M. Shah be integrated into the Company and contribute as expected, the Company’s ability to successfully complete research and further development and commercialization of Company drug candidates in current or future indications; the uncertainties inherent in clinical testing; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; the effects of the outbreak of COVID-19 on the Company’s business and results of operations; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company's product candidates; the Company’s ability to continue to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete clinical trials that the Company plans to initiate; and other factors listed under "Risk Factors" in our annual report on Form 10-K and quarterly reports on Form 10-Q that the Company files with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Betsy Brod
Affinity Growth Advisors
betsy.brod@affinitygrowth.com
212-661-2231